Exhibit 99.1

Essex Announces Fourth Quarter 2015 Results and 2016 Guidance

Core FFO per Diluted Share Grows 17.4% in the Fourth Quarter

San Mateo, California—February 4, 2016—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter 2015 earnings results and related business activities.

Funds from Operations (“FFO”) and Net Income per diluted share for the quarter and year ended December 31, 2015 are detailed below. The Company had no merger and integration related expenses in the fourth quarter 2015 and $3.8 million for the year, compared to $7.1 million and $53.5 million of expenses in the prior year periods, respectively. Core FFO excludes merger and integration expenses, acquisition and investment related costs and non-routine items.

	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
	2015	2014	Change	2015	2014	Change
Per Diluted Share
Total FFO	$2.53	$2.29	10.5%	$9.72	$7.89	23.2%
Core FFO	$2.63	$2.24	17.4%	$9.82	$8.54	15.0%
Net Income	$1.22	$0.63	93.7%	$3.49	$2.06	69.4%

Fourth Quarter and Full-Year Highlights:

•	Grew Core FFO per diluted share by 17.4% compared to Q4 2014 and 15.0% for the full-year, which exceeded the high end of the Company’s guidance range.

•	Achieved same-property gross revenues and net operating income (“NOI”) growth of 7.5% and 9.2%, respectively, compared to Q4 2014. For the full-year, achieved same-property revenue and NOI growth of 8.0% and 10.7%, respectively.

•	Realized a sequential quarterly increase in same-property revenue growth of 1.4%. Adjusted for occupancy, the legacy ESS same-property portfolio had the same sequential revenue growth as the fourth quarter of 2014.

•	Completed the sale of Sharon Green Apartments in Menlo Park, CA for $245.0 million ($828,000/apartment home). The property was built in 1970. The proceeds were used to acquire two newly developed apartment communities in the fourth quarter for a total contract price of $166.0 million ($441,000/apartment home).

•	For the full-year, the Company acquired seven communities for a total contract price of $638.1 million.

•	Achieved a Debt to Total Market Capitalization ratio of 24.6% at year-end, the lowest level for this metric since 2007.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810

www.essex.com

“We are pleased with our fourth quarter results, concluding an exceptional year with growth of 17.4% in Core FFO per share. Growth for the full-year was driven by an 8.0% increase in same-property revenue, the highest level achieved in the last 15 years. The results emanated from the focused contribution from all segments of the business including acquisitions and development deliveries, exceptional effort from our property operations team, and significant expansion of our redevelopment effort. I am very grateful for the effort and skill of the Essex team in generating these great results,” commented Michael Schall, President and CEO of the Company. Mr. Schall continued, “Considering recent market volatility, we remain confident that we will carry forward last year’s positive momentum and vibrant housing fundamentals into 2016, leading to another year of sector-leading results.”

Same-Property Operations

Essex same-property operating results include all properties acquired in the merger with BRE that were stabilized as of April 1, 2014 and exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2015 compared to the quarter ended December 31, 2014, and the sequential percentage change for the quarter ended December 31, 2015 versus the quarter ended September 30, 2015 by submarket for the Company:

	Q4 2015 vs. Q4 2014	Q4 2015 vs. Q3 2015	% of Total
	Gross Revenues	Gross Revenues	Q4 2015 Revenues
Southern California
Los Angeles County	6.5%	1.6%	17.2%
Orange County	4.8%	0.8%	13.2%
San Diego County	5.8%	2.1%	9.2%
Ventura County	5.8%	0.8%	5.5%
Other Southern California	6.7%	10.6%	1.1%
Total Southern California	5.8%	1.6%	46.2%
Northern California
Santa Clara County	9.5%	1.2%	15.4%
Alameda County	10.6%	1.4%	7.1%
San Mateo County	9.4%	1.2%	4.7%
Contra Costa County	9.0%	1.2%	5.7%
San Francisco MSA	8.9%	2.4%	2.3%
Other Northern California	16.0%	8.5%	0.3%
Total Northern California	9.6%	1.4%	35.5%
Seattle Metro	7.7%	1.2%	18.3%
Same-Property Portfolio	7.5%	1.4%	100.0%

	Year Over Year Growth			Year Over Year Growth
	Q4 2015 compared to Q4 2014			YTD 2015 compared to YTD 2014
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	5.8%	3.5%	6.9%	6.0%	1.0%	8.4%
Northern California	9.6%	3.5%	12.2%	10.5%	3.2%	13.4%
Seattle Metro	7.7%	4.3%	9.4%	7.7%	2.8%	10.2%
Same-Property Portfolio	7.5%	3.7%	9.2%	8.0%	2.1%	10.7%

	Sequential Growth
	Q4 2015 compared to Q3 2015
	Gross Revenues	Operating Expenses	NOI
Southern California	1.6%	-0.3%	2.5%
Northern California	1.4%	1.0%	1.5%
Seattle Metro	1.2%	-1.2%	2.4%
Same-Property Portfolio	1.4%	-0.1%	2.1%

	Financial Occupancies
	Quarter Ended
	12/31/2015	9/30/2015	12/31/2014
Southern California	96.1%	95.8%	96.4%
Northern California	96.1%	96.3%	96.3%
Seattle Metro	96.2%	96.1%	95.9%
Same-Property Portfolio	96.1%	96.0%	96.3%

Investment Activity

In December, the Company acquired Phase II of Avant located in Downtown Los Angeles, CA, for a total contract price of $73.0 million. Completed in 2015, Phase II has 193 apartment homes and is located adjacent to Phase I, which was acquired in June of 2015. Both phases of the property are fully stabilized.

In December, the Company acquired Enso Apartments in San Jose, CA for a contract price of $93.0 million. Built in 2014, the community has 183 apartment homes and is located in close proximity to numerous high paying tech employers and within walking distance to public transportation.

Subsequent to quarter-end, the Company acquired Mio, a luxury community with 103 apartment homes located in San Jose, CA for a total contract price of $51.3 million. Mio was built in 2015 and is conveniently located near employment and entertainment venues near downtown San Jose and is walking distance to public transit.

Dispositions

During the fourth quarter, the Company disposed of Sharon Green Apartments located in Menlo Park, CA for $245.0 million, or $828,000 per apartment home. The property was built in 1970 and has 296 apartment homes. Total gain on the sale was $40.2 million, which has been excluded from the calculation of FFO. The unlevered IRR was 17%.

In January 2016, the Company sold The Heights, owned by BEXAEW, LLC. The Company has a 50% ownership interest in the BEXAEW, LLC joint venture. Total proceeds from the sale were $93.8 million, of which $50.3 million were used to repay the loan on the property. The apartment community had 332 apartment homes located in Chino Hills, CA. The unlevered IRR was 13% (excludes promoted interest).

In January 2016, the Company sold its former headquarters office building located in Palo Alto, CA for total proceeds of $18.0 million.

Development Activity

The table below represents the development communities in lease-up during the fourth quarter and the current leasing status as of February 1, 2016.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 2/1/16	Status
One South Market	San Jose, CA	312	55%	98%	Stabilized
Epic Phase III	San Jose, CA	200	55%	91%	In Lease-Up
MB360 Phase II	San Francisco, CA	172	100%	83%	In Lease-Up
Total/Average % Leased		684		92%

Liquidity and Balance Sheet

Common Stock

During the fourth quarter, the Company issued 107,098 shares of common stock through its equity distribution program at an average price of $228.61 for net proceeds of $24.3 million. For 2015, the Company issued 1,481,737 shares of common stock through its equity distribution program at an average price of $226.46 for net proceeds of $332.3 million. Subsequent to quarter-end, no additional shares of common stock have been issued.

Balance Sheet

During the quarter, the Company refinanced $142.9 million of Fannie Mae credit enhanced bonds.  These bonds now have a variable interest rate of 70 basis points over the SIFMA index.  The Company expects to realize $1.4 million in savings annually over the seven year term.  The Company incurred $6.1 million of loss on early retirement of debt, of which $4.3 million was non-cash. The loss on early retirement of debt has been excluded from Core FFO.

Subsequent to quarter-end, the Company repaid $150.0 million in private placement unsecured bonds that matured in the first quarter of 2016 and had an interest rate of 4.36%.

In January 2016, the Company extended the maturity date on its $1.0 billion unsecured line of credit to December 2019 with one 18-month extension, exercisable at the Company's option. The pricing on the line was reduced by 5 basis points to LIBOR plus 90 basis points. As of January 31, 2016, the Company had over $800 million in undrawn capacity on its unsecured credit facilities.

Guidance

For the fourth quarter, the Company exceeded the midpoint of the guidance range previously provided in its third quarter 2015 earnings release by $0.08 per share; $0.05 of the favorable variance relates to one-time items, which are not expected to reoccur in the first quarter of 2016.

The following table provides a reconciliation of fourth quarter Core FFO per share to the midpoint of the guidance as provided in the third quarter 2015 earnings release distributed in October 2015.

Per Diluted Share
Projected midpoint of Core FFO per share for Q4 2015	$2.55
NOI from consolidated communities	0.05
Interest income and other	0.03
Core FFO per share for Q4 2015, reported	$2.63

2016 Guidance Assumptions

Per Diluted Share	Range
Total FFO	$10.64 - $11.05
Core FFO	$10.72 - $11.12

U.S. Economic Assumptions
GDP Growth	2.8%
Job Growth	2.0%

ESS Markets Economic Assumptions
Job Growth	2.5%
Market Rent Growth	6.0%

Estimated Same-Property Portfolio Growth Based on 45,517 Apartment Homes:
Southern California	5.25% - 6.25%
Northern California	8.50% - 9.50%
Seattle Metro	6.00% - 7.00%
Gross Revenue	6.50% - 7.50%
Operating Expense	3.25% - 4.25%
Net Operating Income	7.50% - 9.50%

Other Key Assumptions:

•	Acquisitions of $400-$600 million to be financed with proceeds from dispositions, joint venture capital, as well as match funding with a combination of debt and equity.
•	Dispositions of $200-$300 million.
•	The Company plans to start three new developments in 2016. Total development spending is expected to be $330 million, with $230 million at the Company’s pro rata share.
•	Revenue generating capital expenditures is expected to be $130 million at the Company’s pro rata share.
•	Redemption of the Series H Preferred Stock outstanding with the assumption that a similar amount of preferred stock will be issued. The redemption is expected to result in a $2.5 million non-cash charge to Total FFO but will be excluded from Core FFO.

For additional details regarding our 2016 assumptions, please see page S-14 of the Supplemental Financial Information. For the first quarter of 2016, the Company has established a range for Core FFO per diluted share of $2.55 to $2.65.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, February 5, 2016 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter earnings link. To access the replay digitally, dial (877) 870-5176 using the replay pin number 13627431. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities with an additional 8 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essex.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s web site at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and year ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations attributable to common stockholders and unitholders (In thousands)	2015	2014	2015	2014
Net income available to common stockholders	$79,624	$40,175	$226,865	$116,859
Adjustments:
Depreciation and amortization	116,477	106,703	453,423	360,592
Gains not included in FFO	(40,221)	(8,399)	(81,347)	(50,064)
Depreciation add back from unconsolidated co-investments	13,004	10,915	49,826	33,975
Noncontrolling interest related to Operating Partnership units	2,710	1,469	7,824	4,911
Insurance reimbursements	—	—	(1,751)	—
Depreciation attributable to third party ownership and other	(28)	(335)	(781)	(1,331)
Funds from Operations attributable to common stockholders and unitholders	$171,566	$150,528	$654,059	$464,942
Merger and integration expenses	—	7,116	3,798	53,530
Acquisition and investment related costs	1,057	1,109	2,414	1,878
Gain on sale of marketable securities, note prepayment, and other investments	—	—	(598)	(886)
Gain on sale of land	—	(2,133)	—	(2,533)
Loss on early retirement of debt	6,114	268	6,114	268
Co-investment promote income	—	(5,736)	(192)	(10,640)
Income from early redemption of preferred equity investments	—	(5,250)	(1,954)	(5,250)
Insurance reimbursements	—	—	(2,319)	—
Other non-core adjustments	(444)	1,142	(651)	1,852
Core Funds from Operations attributable to common stockholders and unitholders	$178,293	$147,044	$660,671	$503,161

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements in the "Fourth Quarter Highlights" on page 1 regarding positive trends in 2016 and 2016 being another sector-leading year; statement in the “Balance Sheet” section on page 4 regarding expected savings on bonds; statements and estimates in "2016 Guidance Assumptions" on page 5 regarding 2016 amounts for the following: FFO, Core FFO, U.S. economic assumptions, Essex markets economic assumptions, same-property expense growth, acquisitions and developments, dispositions, redemptions and issuances of preferred stocks and revenue generating capital expenditures; and statements and estimates set forth under the captions “Development Pipeline—December 31, 2015” and “Redevelopment Pipeline—December 31, 2015” on pages S-11 and S-12 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development and the various financial projections and assumptions, including those regarding 2016 NOI, FFO and Core FFO, set forth in the columns “2016 Guidance Range” on page S-14 of the Company’s Supplemental Financial Information Package and the forecasts, set forth on page S-16 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, and rent growth in various areas. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2014.

Contact Information

Barb Pak

Vice President of Finance & Investor Relations

(650) 655-7800

bpak@essex.com

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